Exhibit 10.20
FORM OF AMENDMENT AGREEMENT
     This AMENDMENT AGREEMENT (this “Agreement”) is entered into this 14th day of August, 2009, by and between                      (the “Executive”), NCI Building Systems, Inc. (the “Company”) and NCI Group, Inc.
     WHEREAS, Clayton, Dubilier & Rice Fund VIII, L.P., a Cayman Islands exempted limited partnership (“CD&R”) has entered into an investment agreement, dated as of August 14, 2009 (as it may be amended from time to time, the “Investment Agreement”) with the Company pursuant to which CD&R will purchase and acquire from the Company, and the Company will issue and sell to CD&R 250,000 shares (the “Series B Preferred Shares”) of a newly created series of preferred stock designated the Series B Cumulative Convertible Participating Preferred Stock, par value $1.00 per share.
     WHEREAS, the Investment Agreement contains a covenant pursuant to which the Company agrees to take all actions set forth on Exhibit G to the Investment Agreement (“Exhibit G”) prior to the Closing Date (as defined in the Investment Agreement).
     WHEREAS, a true and complete copy of Exhibit G is attached to this Agreement.
     WHEREAS, with respect to the Executive, pursuant to Exhibit G, the Company has agreed to amend that certain Employment Agreement, entered into                     , by and between the Company, NCI Group, Inc. and Executive (the “Employment Agreement”), as described in and in the manner set forth on Exhibit G as it pertains to the Executive.
     NOW THEREFORE, in consideration of the foregoing, the parties hereto agree as follows:
     Effective immediately prior to the Closing (as defined in the Investment Agreement), the Employment Agreement automatically shall be amended as set forth on Exhibit G as it pertains to the Executive, without any, further action by the Executive, the Company or any other party. At the request of the Company, the Executive agrees promptly to execute any additional documents in order to reflect the amendments effectuated by this Agreement.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered as of the date first written above.

NCI BUILDING SYSTEMS, INC.
By:
	Name:	Mark E. Johnson
	Title:	CFO, EVP

NCI GROUP, INC.
By:
	Name:	Mark E. Johnson
	Title:	CFO, EVP

Executive

2

EXHIBIT G
Employee Benefits Covenants
     1. The Company will take all actions necessary such that the consummation by the Company of the Transactions will not constitute a “Change in Control” for purposes of the administration provisions contemplated by Section 13.2 of the NCI Building Systems, Inc. Deferred Compensation Plan (as amended and restated effective January 1, 2007).
     2. The Company will cause the NCI Building Systems, Inc. Grantor Trust Agreement entered into between the Company and Wachovia Bank National Association (the “Trust”) to be amended to provide that the execution, delivery and performance of this Agreement and the other Transaction Documents by the Company and the consummation by the Company of the Transactions will not constitute a Change of Control (as defined in the Trust).
     3. The Company will cause the NCI Building Systems, Inc. Change in Control Severance Policy, effective as of September 1, 2007 (the “Policy”), to be amended, effective as of immediately prior to the Closing, to provide that (i) the definition of “Good Reason” set forth in the Policy as of the date of this Agreement shall be superseded by the definition set forth in Exhibit G-1, (ii) the right of the Company to amend, substitute, revoke or terminate the Policy shall be modified as provided in Exhibit G-1, and (iii) in the event that severance pay becomes payable thereunder following the Closing, payment of such severance pay will be conditioned on the covered employee’s execution, delivery and non-revocation of a general release of claims within thirty (30) days following the date of termination. Further, the Company shall take all action necessary such that, (x) from the date of this Agreement through the Closing Date, no additional employee shall participate in the Policy without the written consent of the Investor and (y) after the Closing Date, no additional employee shall participate in the Policy without the approval of the Board.
     4. The Company will cause each of the Employment Agreements listed on Exhibit G-2 and Exhibit G-3 to be amended, effective as of immediately prior to the Closing, (i) to provide that the definition of “Good Reason” set forth in such Employment Agreement as of the date of this Agreement shall be superseded by the definition set forth in Exhibit G-2 or Exhibit G-3 (as applicable), (ii) to provide that, in the event that severance pay becomes payable thereunder following the Closing, payment of such severance pay will be conditioned on the covered employee’s execution, delivery and non-revocation of a general release of claims within thirty (30) days following the date of termination, (iii) in the case of the Employment Agreement set forth in Exhibit G-2, (A) to modify the severance payment thereunder as provided in Exhibit G-2, and (B) to modify Section 2 thereof to reflect the executive’s position, title, reporting relationship, duties and authority that will be in effect immediately after the Closing Date, which will be the positions and titles of Chairman of the Board of Directors and Chief Executive Officer (the most senior executive officer of the Company), reporting solely to the Board of Directors with the customary duties and authorities of such positions, including, but not limited to, the day-to-day control and management of the Company and its operations (subject to establishment of a Lead Director, Chairman of the Executive Committee or other similar Board position with oversight duties customarily associated with such a position), and (iv) in the case of each Employment Agreement set forth in Exhibit G-3, to modify the term of the Employment Agreement contained in Section 3 thereof as provided in Exhibit G-3.
     5. The Company will cause each of the Restricted Stock Agreements set forth below to be amended, effective as of immediately prior to the Closing, to provide that (i) the execution, delivery and performance of this Agreement and the other Transaction Documents by the Company and the consummation by the Company of the Transactions will not constitute a “Change in Control” (as defined in such Restricted Stock Agreement), and (ii) the “Awarded Shares” (as defined in such Restricted Stock Agreement) subject to such Restricted Stock Agreement shall, notwithstanding any provision to the contrary in such Restricted Stock Agreement, become fully vested upon a termination of employment by the holder of such Awarded Shares by the Company without “Cause” (as defined in such Restricted Stock Agreement) or by the holder with “Good Reason”, except that the definition of “Good Reason” set forth in Exhibit G-2 or Exhibit G-3 (as applicable) shall be applicable and shall supersede the definition thereunder (if any).
     (i) NCI Building Systems, Inc. 2003 Long-Term Stock Incentive Plan Restricted Stock Agreement, dated April 26, 2004, between NCI Building Systems, Inc. and Norman C. Chambers (the definition of “Good Reason” set forth in Exhibit G-2 is to be incorporated therein directly or by reference to the applicable Employment Agreement);
     (ii) NCI Building Systems, Inc. 2003 Long-Term Stock Incentive Plan Restricted Stock Agreement, dated August 26, 2004, between NCI Building Systems, Inc. and Charles W. Dickinson (the definition of “Good Reason” set forth in Exhibit G-3 is to be incorporated therein directly or by reference to the applicable Employment Agreement); and
     (iii) NCI Building Systems, Inc. 2003 Long-Term Stock Incentive Plan Restricted Stock Agreement, dated August 26, 2004, between NCI Building Systems, Inc. and Mark W. Dobbins (the definition of “Good Reason” set forth in Exhibit G-3 is to be incorporated therein directly or by reference to the applicable Employment Agreement).

Exhibit G-1

Applicable Arrangement	NCI Building Systems, Inc. Change in Control Severance Policy effective as of September 1, 2007. Capitalized terms used but not defined herein shall have the meaning set forth in the Policy.

Definition of “Good Reason”	Effective as of the “Closing Date”, as defined in that certain Investment Agreement by and between the Company and the Clayton, Dubilier & Rice Fund VIII, L.P., dated August 14, 2009 (as it may be amended from time to time, the “Investment Agreement”), “Good Reason” means the following event that occurs after a Change in Control or within thirty (30) days prior to a Change in Control without the Participant’s prior written consent:

Any reduction in the amount of the Participant’s then current base salary in excess of ten percent (10%) in any twelve month period.

In order for a termination by the Participant to constitute a termination for Good Reason, the Participant must notify the Company of the circumstances claimed to constitute Good Reason in writing not later than the thirtieth (30th) day after such circumstances have arisen or occurred and must provide the Company with at least thirty (30) days within which to cure such circumstances before terminating employment, and, failing a cure, the Participant must terminate his employment within thirty (30) days following the expiration of such cure period.

Policy Term (Section 7)	Effective as of the Closing Date, Section 7 of the Policy shall be amended to permit the Committee to amend, substitute, revoke or terminate the Policy as to any future Change in Control only if such Committee action occurs at least one year prior to such future Change in Control (excluding amendments and modifications that do not adversely affect a Participant’s rights under the Policy). For avoidance of doubt, the amendment to Section 7 described herein shall not apply to the Change in Control that occurs pursuant to the transactions contemplated by the Investment Agreement.

Exhibit G-2

Applicable Agreement	Employment Agreement, entered into April 12, 2004 by and between NCI Building Systems, Inc., NCI Group, L.P. and Norman C. Chambers, as amended. Capitalized terms used but not defined herein shall have the meaning set forth in the Employment Agreement.

Definition of “Good Reason”	Effective as of the “Closing Date”, as defined in that certain Investment Agreement by and between the Company and Clayton, Dubilier & Rice Fund VIII, L.P., dated August 14, 2009 (as it may be amended from time to time, the “Investment Agreement”), “Good Reason” means any of the following events that occurs without the Employee’s prior written consent:

(i) (A) Any reduction in the amount of the Employee’s base salary in excess of the percentage set forth in Section 3(a) or below the annual base salary rate set forth in Section 3(a), (B) failure either (i) to maintain an annual cash bonus plan in the same or substantially similar form as the form of the Company’s annual cash bonus plan in effect immediately prior to the Closing (except that the Company shall be permitted, in its reasonable discretion from time to time, to modify the qualitative performance measures and numerical performance goals so long as the projected bonus opportunity for the Employee immediately after the modification is substantially comparable to the projected bonus opportunity for the Employee immediately before the modification) or (ii) to provide the Employee with an annual cash bonus or annual cash incentive opportunity that (together with the other elements of annual cash compensation) permits the Employee to earn total cash compensation substantially comparable to the total cash compensation opportunity of the Chief Executive Officers of the peer group of companies referred to by the Company in its annual proxy reporting , or (C) any material reduction in the aggregate employee benefits as in effect for the benefit of the Employee from time to time (unless such reduction in employee benefits is pursuant to a general change in employee benefits applicable to all senior executives of the Company and the Employer);

(ii) (A) the removal of or failure to elect or appoint the Employee as Chief Executive Officer and Chairman of the Board, or (B) any material, adverse reduction in the nature or status of the Employee’s authority as Chairman of the Board of Directors and Chief Executive Officer of the Company or in his duties or responsibilities in such positions, including, but not limited to, action or inaction by the Company or Board of Directors that is inconsistent with the Employee’s position as the most senior executive of the Company, the customary duties and authority of such position, or the Employee’s day-to-day control and management of the Company and its operations; provided, that the establishment of a Lead Director, Chairman of the Executive Committee or other similar Board position with oversight duties customarily associated with such a position will not be deemed to be a reduction in the nature or status of the Employee’s authority or his duties or responsibilities hereunder;

(iii) a breach or failure by the Company or Employer to perform any of its material covenants contained in this Agreement; or

(iv) any relocation of the Employee’s principal place of employment outside the Houston, Texas metropolitan area.

In order for a termination by the Employee to constitute a termination for Good Reason, the Employee must notify the Company of the circumstances claimed to constitute Good Reason in writing not later than the thirtieth (30th) day after such circumstances have arisen or occurred and must provide the Company with at least thirty (30) days within which to cure such circumstances before terminating employment, and, failing a cure, the Employee must terminate his employment within thirty (30) days following the expiration of such cure period.

Severance	Effective as of the Closing Date, Section 5(b) of the Agreement will be amended to reflect that the Employee’s severance entitlement will be the greater of (i) the aggregate amount of the Employee’s annual base salary, at the rate then in effect, from the date of termination through the end of the Employment Term and (ii) two (2) times his annual base salary, at the rate then in effect.

Exhibit G-3

Agreement, entered into between NCI Building Systems, Inc., NCI Group, Inc. and the following individuals as of the date following each such individual’s name. Capitalized terms used but not defined herein shall have the meaning set forth in the Employment Agreement.

Todd R. Moore (January 28, 2008)	John L. Kuzdal (June 4, 2008)

Mark E. Johnson (January 28, 2008)	Mark T. Golladay (June 4, 2008)

Keith E. Fischer (January 1, 2008)	Charles W. Dickinson (March 13, 2009)

Brad Robeson (January 1, 2008)	Mark W. Dobbins (March 13, 2009)

Eric J. Brown (January 1, 2008)

Definition of “Good Reason”	Effective as of the “Closing Date”, as defined in that certain Investment Agreement by and between the Company and Clayton, Dubilier & Rice Fund VIII, L.P., dated August 14, 2009 (as it may be amended from time to time, the “Investment Agreement”), “Good Reason” means any of the following events that occurs without the Employee’s prior written consent:

(i) any reduction in the amount of the Employee’s then-current base salary in excess of ten percent (10%) in any twelve month period;

(ii) (A) a material reduction in the Employee’s title; or (B) a material, adverse reduction in the duties or responsibilities of the Employee relative to the Employee’s duties or responsibilities as described in Section 2;

(iii) the breach or failure by the Company or Employer to perform any of its material covenants contained in this Agreement; or

(iv) any relocation of the Employee’s principal place of employment outside the Houston, Texas metropolitan area.

In order for a termination by the Employee to constitute a termination for Good Reason, the Employee must notify the Company of the circumstances claimed to constitute Good Reason in writing not later than the thirtieth (30th) day after such circumstances have arisen or occurred and must provide the Company with at least thirty (30) days within which to cure such circumstances before terminating employment, and, failing a cure, the Employee must terminate his employment within thirty (30) days following the expiration of such cure period.

Term of Agreement (Section 3)	Effective as of the Closing Date, Section 3 of each of the Employment Agreements shall be amended to increase the notice period contained therein from 120 days to one year.